Exhibit 32.1

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Barry M. Donohue, President and Chief Executive Officer and William M. Gilfillan, Chief Financial Officer of Atlantic Liberty Financial Corp. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-KSB for the fiscal ended March 31, 2004 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Atlantic Liberty Financial Corp. and will be retained by Atlantic Liberty Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

June 29, 2004	/s/ Barry M. Donahue
--------------------	------------------------------------------------
Date	Barry M. Donahue
President and Chief Executive Officer

June 29, 2004	/s/ William M. Gilfillan
--------------------	------------------------------------------------
Date	William M. Gilfillan
Chief Financial Officer